                               AMENDMENT NO. 3 TO

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant [_]

Check the appropriate box:

|X|  Preliminary Proxy Statement    [ ]  Confidential, for Use of the
                                         Commission

Only (as permitted by Rule
14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12.

CHEQUEMATE INTERNATIONAL INC.
Name of Registrant as Specified in its Charter

Name of Person(s) Filing Proxy Statement, if Other than Registrant

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:


    -------------------------------------------------------------------------

(2)   Aggregate number of securities to which transaction applies:


    -------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    -------------------------------------------------------------------------

(4)   Proposed maximum aggregate value of transaction:

    -------------------------------------------------------------------------

(5)   Total fee paid:

    -------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act

      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

      Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)   Amount Previously Paid:
     (2)   Form, Schedule or Registration Statement No.:
     (3)   Filing Party:
     (4)   Date Filed:

                          CHEQUEMATE INTERNATIONAL INC.
                              124 POINT WEST BLVD.
                              ST. CHARLES, MO 63301

                            ------------------------
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 20, 2001
                            ------------------------

To the Stockholders of CHEQUEMATE INTERNATIONAL INC.:

NOTICE IS HEREBY GIVEN that the Board of Directors of Chequemate International Inc., a Utah corporation (the "Company" or "We"), is calling a Special Meeting ("Meeting") of the shareholders of the Company ("Shareholders") at 9:30 a.m. on July 20, 2001 at the Holiday Inn Select St. Peters, 4221 South Outer Road, St. Peters, MO. At the Meeting, the Shareholders will consider two proposals (the "Proposals"). The First Proposal is for the Company to issue approximately 43,125,565 shares in the common stock of the Company ("Issuance"), constituting a 51% percent equity interest on a fully diluted basis, to up to approximately two hundred new investors ("New Investors") in consideration for $3.5 million, or approximately $.08 per share. By "fully diluted basis" we mean that the New Investors will have a 51% equity interest in the Company even after all the holders of the Company's warrants and options have exercised all of their warrants and options. The Issuance will be conducted by a private placement under Regulation S of the Securities Act of 1933 as amended. The New Investors are "non-U.S. Persons" as that term is defined in Regulation S of the Securities Act. The Issuance will result in a change of ownership and a change of control in the Company. The Second Proposal is for the Shareholders to ratify and approve the settlement with and the issuance of shares to the shareholders of VisionComm, Inc., a closely-held Delaware corporation.

The Board of Directors has fixed the close of business on June 25, 2001 as the record date for determining the stockholders entitled to notice of and to vote at the Meeting, in person or by proxy. This Proxy Statement will be mailed to the Company's shareholders on or about Jun 29, 2001. Each of the Proposals requires the approval of a majority of the votes cast at the Meeting in person or by proxy. Please complete, date, sign and return the enclosed proxy card to the Company by July 19, 2001, 5:00 p.m. EST ("Return Deadline"). A return envelope is enclosed for your convenience which, if mailed in the United States, requires no additional postage.

By order of the Board of
Directors,

/S/ CHANDOS MAHON
-----------------------
CEO and President
June 29, 2001

                          CHEQUEMATE INTERNATIONAL INC.

                                 PROXY STATEMENT

THIS PROXY STATEMENT INCLUDES PROJECTIONS AND OTHER FORWARD-LOOKING INFORMATION ("FORWARD-LOOKING STATEMENTS"). THE FORWARD-LOOKING STATEMENTS ARE BASED ON ASSUMPTIONS AS TO FUTURE EVENTS THAT ARE INHERENTLY UNCERTAIN AND SUBJECTIVE. WORDS SUCH AS "EXPECTS," "INTENDS," "ANTICIPATES," "PLANS," "BELIEVES," "SEEKS", "ESTIMATES," OR VARIATIONS OR SUCH WORDS AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THESE STATEMENTS ARE NOT GUARANTEES FOR FUTURE PERFORMANCE AND INVOLVE CERTAIN RISKS, UNCERTAINTIES, AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT. THEREFORE, ACTUAL OUTCOMES AND RESULTS MAY DIFFER MATERIALLY FROM WHAT IS EXPRESSED OR FORECASTED IN SUCH FORWARD-LOOKING STATEMENTS. WE MAKE NO REPRESENTATION OR WARRANTY AS TO WHETHER WE WILL ATTAIN THE RESULTS PROJECTED. THE PROJECTIONS OF OUR FUTURE PERFORMANCE ARE BASED ON UNCERTAIN ASSUMPTIONS, AND THE ACTUAL RESULTS MAY MATERIALLY AND ADVERSELY VARY FROM THE RESULTS PROJECTED. YOU SHOULD CONDUCT YOUR OWN INVESTIGATION OF THE COMPANY TO DETERMINE THE MERITS AND RISKS OF THE MATTERS ADDRESSED IN THIS PROXY STATEMENT.

THE CONTENTS OF THIS PROXY STATEMENT OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM OR WITH US OR ANY PROFESSIONAL ASSOCIATED WITH THIS PROXY STATEMENT IS NOT LEGAL OR PROFESSIONAL TAX ADVICE. YOU SHOULD CONSULT YOUR OWN COUNSEL, ACCOUNTANT OR BUSINESS ADVISOR AS TO LEGAL, TAX AND OTHER MATTERS RELATING TO THIS PROXY STATEMENT.

GENERAL INFORMATION
Chequemate International Inc. ("Company," "Chequemate," "we") is furnishing this proxy statement ("Proxy Statement") to the shareholders ("Shareholders", "you")of the Company in connection with a Special Meeting of the Shareholders at 9:30 am on July 20, 2001 at the Holdiay Inn Select St. Peters, South Outer Road, St.Peters, MO. At the Meeting, the Shareholders will consider two proposals (the "Proposals"). The First Proposal is for the Company to issue approximately 43,125,565 shares ("Shares") in the common stock ("Common Stock") of the Company ("Issuance"), constituting a 51% percent equity interest on a fully diluted basis, to up to approximately two hundred new investors ("New Investors") in return for $3.5 million, or approximately $.08 per share. These newly-issued Shares will have registration rights customary in such issuances as set forth in the Registration Rights Agreements attached to this Proxy Statement in Exhibit 99(a) as Schedule 1.3 to the Master Agreement. The Issuance will be conducted by a private placement under Regulation S of the Securities Act. The New Investors are "non-U.S. Persons" as that term is defined in Regulation S of the Securities Act. The Issuance will result in a change of ownership and a change of control in the Company. The Second Proposal is for the Shareholders to ratify and approve the settlement with and the issuance of shares to the shareholders of VisionComm, Inc., a closely-held Delaware corporation.

For the reasons detailed below, the directors of the Company strongly recommend that you approve the Proposals by returning the attached proxy card ("Proxy Card") indicating your approval. The directors of the Company have unanimously voted in favor of the Proposals. This Proxy Statement will be mailed to the Company's shareholders on or about June 29, 2001. Each of the Proposals requires the approval of a majority of the votes cast by proxy or in person at the Meeting. Please complete, date, sign and return the enclosed proxy card to the Company by July 19, 2001, 5:00 pm EST ("Return Deadline" or "Effective Date"). A return envelope is enclosed for your convenience which, if mailed in the United States, requires no additional postage.

The cost of this Proxy Statement will be paid by the Company. Such cost will include the reimbursement of banks, brokerage firms, nominees, fiduciaries and other custodians for expenses of forwarding solicitation materials to beneficial owners of shares. The directors, officers and employees of the Company may solicit consents personally or by telephone, telegraph or facsimile transmission. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. The Company has engaged Atlas Stock Transfer Company of Salt Lake City, Utah to compile the shareholder list and oversee the distribution of the Proxy Statements.

WHO MAY VOTE
Only holders of the Common Stock of the Company as recorded in our stock register at the close of business on June 25, 2001 may vote in person at the Meeting or by proxy ("Proxy"). Each Share of Common Stock has one vote per Share.

REQUIRED VOTE
A Proposal is approved when a majority of the votes cast are in favor of a Proposal. Votes may be cast in person at the Meeting or by Proxy. Proxy cards returned to the Company and received on or prior to July 19, 2001 will be counted. Any proxy cards executed and delivered by a Shareholder may be revoked by that Shareholder. In order to revoke a Proxy, a Shareholder must notify the Company in writing. The Company must receive written notification on or before July 19, 2001 at 5pm. A Shareholder may also revoke a Proxy in person at the Meeting. Proxy Cards should be mailed to the Company at the following address:
Chequemate International Inc., 124 Point West Blvd., St. Charles, MO 63301,
Attn: Secretary. For your information, we will hold an annual shareholder meeting as soon as our auditors complete the audited financial statements of the Company for the 4th quarter of the fiscal year ended March 31, 2001.

DESCRIPTION OF CAPITAL STOCK AND VOTING RIGHTS
The Company's authorized capital consists of 500,000,000 shares of Common Stock, par value $0.001 per share. The Board of Directors has not designated the rights, preferences, entitlements or restrictions of any series. As of June 8, 2001, 25,646,891 shares of Common Stock are outstanding. The holders of Common Stock are entitled to receive dividends pro rata based on share ownership. As of June 8, 2001, there are 5,487,475 warrants and options, each being exercisable for one share of Common Stock. The Board may issue dividends only out of funds legally available, as provided for in the Company's Amended and Restated By-Laws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS
OWNERSHIP OF COMMON STOCK
The following table sets forth as of June 8, 2001 certain information regarding the beneficial ownership of the Common Stock of the Company by (a) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each director of the Company and the executive officers of the Company and (c) all directors and executive officers of the Company as a group. Unless otherwise indicated, each beneficial owner possesses sole voting and dispositive power with respect to the shares listed in this table.

---------------------------------------------------------------------------
Name                                Amount and Nature of    Percentage of
                                    Beneficial Ownership        Class
---------------------------------------------------------------------------
William J. Brinkmeier II(1)               1,278,556             4.98%
---------------------------------------------------------------------------
Michael J. Heil(2)                        1,105,000             4.31%
---------------------------------------------------------------------------
Chandos Mahon(3)                            660,857             2.57%
---------------------------------------------------------------------------
Thomas A. Nix(4)                            528,407             2.06%
---------------------------------------------------------------------------
Lawrence J. Wilk(5)                         528,407             2.06%
---------------------------------------------------------------------------
Frank Friedlein, Jr(6)                      315,096             1.22%
---------------------------------------------------------------------------
John V. Bartholomew(7)                      259,060              1.0%
---------------------------------------------------------------------------
Andre H. Peterson(8)                        250,885              .97%
---------------------------------------------------------------------------
Robert E. Warfield(9)                       250,000              .97%
---------------------------------------------------------------------------
Daniel Thompson(10)                         125,000              .49%
---------------------------------------------------------------------------
Alan Hunter(11)                              25,300              .09%
---------------------------------------------------------------------------
Total                                     4,656,281            20.72%
---------------------------------------------------------------------------

(1) Mr. Brinkmeier is a director of the Company. His beneficial ownership interest includes 25,000 shares underlying options. His address is 124 Point West Blvd., St. Charles, MO 63301.

(2) Mr. Heil is a director of the Company. His address is 124 Ferry Street SW, Albany, OR 97321.

(3) Mr. Mahon is CEO and President of the Company. His beneficial ownership interest includes 100,000 shares underlying options. His address is: 10336 Variel Ave., Chatsworth, CA 91311.

(4) Mr. Nix, is a director of the Company and is Chairman of the Board of Directors. His beneficial ownership interest includes 25,000 shares underlying options. His address is 36380 Garfield Rd So. 7, Clinton Twp, MI, 48035

(5) Mr. Wilk is an officer of the Company. His beneficial ownership interest includes 25,000 shares underlying options. His address is 36380 Garfield Rd So. 7, Clinton Twp, MI, 48035.

(6) Mr. Friedlein is the Controller of the Company. His beneficial ownership interest includes 25,000 shares underlying options. His address is 124 Point West Blvd., St. Charles, MO 63301.

(7) Mr. Bartholomew is a director of the Company. His beneficial ownership interest includes 10,000 shares underlying options. His address is 291 E. 950 South, Orem, Utah, 84058.

(8) Mr. Peterson is a director of the Company. His beneficial ownership interest includes 6250 shares underlying options. His address is 2091 East 950 South, Orem, Utah, 84058.

(9) Mr. Warfield is a director of the Company. His address is 5700 Coastal Highway, Ocean City, MD 21842.

(10) Mr. Thompson is a director of the Company. His beneficial ownership interest includes 125,000 shares underlying options. His address is 31636 Blue Meadow Lane, Westlake Village, CA 91361

(11) Mr. Hunter was Secretary of the Company from February 3, 2000 to October 6, 2000. His address is 17221 Palisades Circle, Pacific Palisades, CA 90272.



                                 FIRST PROPOSAL:
              THAT THE SHAREHOLDERS APPROVE THE ISSUANCE OF A
       51% EQUITY INTEREST IN THE COMPANY TO APPROXIMATELY 200 NEW
               NON-US INVESTORS IN RETURN FOR $3.5 MILLION.

The Board strongly recommends that you approve the First Proposal. The Company has entered into a Master Agreement as amended and re-stated ("Master Agreement" attached hereto as Exhibit 99.1(a)), which contemplates a private placement to raise up to $3.5 million in return for the Issuance of approximately 43,125,565 Shares to the New Investors, constituting a 51% equity interest in the Company on a fully diluted basis. These newly-issued Shares will have registration rights customary in such issuances as set forth in the Registration Rights Agreements attached to this Proxy Statement in Exhibit 99(a) as Schedule 1.3 to the Master Agreement. Under the Master Agreement, the Company can acquire control of Another World and its assets at a later (the "Acquisition") so that the Company can benefit from its stereoscopic technologies provided the shareholders of the Company and Another World approve the transaction. The Acquisition will be based on an independent valuation of Another World. Another World has agreed to engage Samil/PricewaterhouseCoopers to perform such independent valuation.

The Company proposes to Issue approximately 43,125,565 Shares to approximately 200 New Investors, constituting a 51% equity interest in the Company on a fully diluted basis, in return for $3.5 million. The Issuance will result in a change of ownership and a change of control of the Company. The Board believes the Issuance is in the best interests of the Company and that the Issuance will benefit Shareholder value. The Issuance will be conducted by a private placement under Regulation S of the Securities Act. The New Investors are "non-U.S. Persons" as that term is defined in Regulation S of the Securities Act.

The Company urgently needs the $3.5 million cash infusion for its operations, to improve its cash-flow position and to meet some of the continued listing requirements of the American Stock Exchange. The Company also need the cash infusion to implement its expansion strategy. The $3.5 million cash infusion will help the Company meet these needs. The Issuance will be made according to a subscription agreement ("Subscription Agreement") attached here as a component of Exhibit 99(a). (Exhibit 99(a) to this Proxy Statement is the Master Agreement. The Subscription Agreement can be found at the end of Exhibit 99(a).) The contemplated private placement with the New Investors who are familiar with the Company's lines of business will provide synergy in terms of technology sharing and transfer to the Company.

The Company intends to use the $3.5 million raised for the following business purposes: $250,000 for repayment of the Company's outstanding debts; $2.5 million for 3D products marketing, sales and development and $750,000 for other working capital purposes. Depending on the actual business needs, the actual use of proceeds may vary from the use mentioned above.

Most of the New Investors are shareholders of Another World Inc., a company established under the laws of the Republic of Korea ("Another World"). Based on very preliminary estimates, the New Investors who have overlapping ownership in Another World will together own most of the 32,646,891 Shares that will be issued by the Company in the Issuance. Due to the fact that the private placement has not yet been completed, the exact overlapping ownership information is not available.

The following New Investors may own at least 5% of the Company after the Issuance. Also provided are their respective ownership interests in Another World. The final percentage distribution of beneficial ownership interests in the Company among the New Investors may vary depending on the final private placement funding contributions.

Mr. Phil Moon Seong will own approximately 11.9% of the Company. Mr. Seong is the chairman of Another World. He currently owns 23.3% of Another World. TeraSource Venture Capital, Ltd. ("TeraSource")may own up to 10% of the Company. TeraSource Venture Capital, Ltd. is one of the leading venture capital firms in Korea and currently owns around 19.8% of Another World. KDP Capital ("KDB"), one of the leading Korean venture capital firm, will own up to 5.6% of the Company. KDP currently owns approximately 10.9% of Another World.

The New Investors, to the extent that they act together may determine the future direction of the Company as the Issuance of the Shares will result in a change of control in the Company. Although the Acquisition of Another World and its assets are not conditioned on this Issuance, if the board of directors believes that it is in the best interest of the Company and recommends the Acquisition to a shareholders vote, these New Investors may have enough votes to approve the Acquisition. Assuming the above, this vote may be considered as a vote in favor of the Acquisition. However, the board of directors has not made such a determination at the moment. In addition, as mentioned above, the Acquisition of Another World is not conditional upon the cash infusion. The cash infusion is based on the urgent needs of the Company. Without the cash infusion, the Another World shareholders may still sell Another World and its assets to the Company provided such sale is approved by Another World's shareholders and provided that the Company can maintain its listing on the American Stock Exchange.

The Company at present is considering whether to acquire Another World and its assets. The Company believes Another World's cutting-edge technologies in stereoscopic 3D image creation and conversion may significantly add to the Company's existing 3D content and established network distribution base. In particular, Another World's stereoscopic conversion tools (software and hardware) to convert any 2D media to 3D substantially may add to the overall value for the Shareholders. The Acquisition is contemplated by an Amended and Restated Master Agreement between the Company and Another World ("Master Agreement") dated June 13, 2001. The Master Agreement is included in this Proxy Statement as Exhibit 99(a). Under the Master Agreement, the Issuance and the Acquisition are two independent transactions.

At the present time, we are only requesting your approval for the Issuance of approximately 43,125,565 Shares to approximately 200 New Investors, constituting a 51% equity interest in the Company on a fully diluted basis, in return for $3.5 million. These newly-issued Shares will have registration rights customary in such issuances as set forth in the Registration Rights Agreements attached to this Proxy Statement in Exhibit 99(a) as Schedule 1.3 to the Master Agreement. The Issuance will result in a change of ownership and a change of control in the Company. At a later time, we will solicit your approval prior to undertaking the Acquisition of Another World.

THE DIRECTORS OF THE COMPANY STRONGLY RECOMMEND THAT YOU APPROVE THE ISSUANCE OF A EQUITY INTEREST IN THE COMPANY TO APPROXIMATELY 200 NEW, NON-US INVESTORS IN RETURN FOR $3.5 MILLION.


                                SECOND PROPOSAL:
                  THAT THE SHAREHOLDERS RATIFY AND APPROVE THE
                         SETTLEMENT WITH AND ISSUANCE OF
                        SHARES TO VISIONCOMM SHAREHOLDERS

The Second Proposal is for the Shareholders to ratify and approve the settlement with and the issuance of additional shares to the shareholders of VisionComm, Inc., a closely-held Delaware corporation ("VisionComm" or "VCI"). The Board of Directors strongly recommends that the Shareholders approve the Second Proposal (the "Settlement and Issuance of Shares to VisionComm"). First, the Settlement and Issuance of Shares to VisionComm Shareholders has brought the Company valuable assets and operations which are necessary for the Company to be viable, to generate needed cash-flow, and to maintain our listing on the American Stock Exchange. VisionComm also brings thirty years of experience in the cable industry and a cable network that could be used for the distribution of 3D content. The Board of Directors also strongly recommends that the VisionComm Transaction be ratified and approved so that the Company may reduce its debt burden and reduce its number of outstanding warrants.

VISIONCOMM
VCI operates through two divisions--the cable division and the payphone division. The Cable Division manages a nationwide network of contractors, provides engineering and planning for new installations and customer service for VCI's cable subscribers and oversees all other aspects of the Company`s cable business. VisionComm's initial cable systems were acquired from United Satellite/USA, Inc., in June of 1996. Today, VisionComm operates private cable systems in three states (Texas, California and Michigan) and manages two franchise cable systems in Missouri, in total covering 6,000 passings. As of August 2000, VisionComm also had installed 1,000 phones in 18 states.

THE SETTLEMENT AND ISSUANCE OF SHARES TO VISIONCOMM SHAREHOLDERS
On December 30, 2000, the Company substantially completed the terms of a Plan of Exchange (the "Plan of Exchange"), and an Amended Stock Purchase and Sales Agreement (the "Stock Purchase Agreement") with VisionComm, VisionComm and the shareholders of VisionComm (the "VisionComm Shareholders"), dated December 19, 2000, under the terms of which the Company acquired all of the issued and outstanding shares of common stock of VisionComm, in exchange for the initial issuance of 2,500,000 shares of the restricted common stock of the Company to the VisionComm Shareholders, subject to a repricing adjustment, and the issuance to the VisionComm Shareholders, of promissory notes in the aggregate principal amount of $2,800,000 (the "Notes"). As a result of this transaction, VisionComm is now a wholly-owned subsidiary of the Company. Each VisionComm Shareholder, pursuant to a Waiver and Release (attached hereto as Exhibit B1 and Exhibit
B2)has agreed to waive all of his or her rights under the Stock Purchase Agreement and to cancel the Notes in return for receiving in the aggregate, 12,800,000 shares of the Company's Common Stock. In the VisionComm Transaction, certain directors of the Company will be receiving shares of the Common Stock of the Company: Mr. Brinkmeier will be issued 3,581,952 shares; Mr. Wilk, 614,931 shares, Mr. Nix, 614,931 shares, and Mr. Friedlein, 172,958 shares.

The transaction contemplated herein brings together two highly synergistic companies, each possessing technologies and assets which are strategically complementary as previously described. As such, the Company anticipates growth and expansion, adding to the shareholders value.

Therefore, the DIRECTORS OF THE COMPANY STRONGLY RECOMMEND THAT THE VISIONCOM TRANSACTION AND ISSUANCE OF SHARES BE APPROVED.

By Order of the Board of Directors

/S/ CHANDOS MAHON
-----------------------
President

June 29, 2001

                STATEMENT OF DOCUMENTS INCORPORATED BY REFERENCE

1. The Company hereby incorporates by reference "Part I - Financial Information" of the Company's 10-QSB/A, Amendment No. 1 for the quarter ended December 31, 2001 (filed with the Securities Exchange Commission on March 12, 2001, SEC File Number 01-15043).

   The Company will provide, without charge, to each person to whom a proxy statement is rightfully delivered, upon written or oral request, a copy of any document incorporated by reference. Please forward such requests to the address of the Company at CHEQUEMATE INTERNATIONAL INC., 124 POINT WEST BLVD., ST. CHARLES, MO 63301, Attn: Secretary.


                                   PROXY CARD

Unless otherwise indicated, the undersigned, being a stockholder of record of shares of common stock of Chequemate Interational Inc. (the "Company"), does hereby vote in favor of the Proposals: (1) that the Company issue approximately 43,125,565 Shares, constituting a 51% equity interest, on a fully diluted basis, in the Company to up to certain new, Non-U.S. investors in return for $3.5 million resulting in a change of ownership and change of control of the Company; and (2) to ratify and approve the settlement with the issuance of Shares to the shareholders of VisionComm, Inc. If you return your proxy signed, but do not mark one of the boxes below, you will be deemed to have voted in favor to approve the proposals.

     THE DIRECTORS OF THE COMPANY STRONGLY RECOMMEND THAT YOU VOTE FOR THE TWO PROPOSALS INCLUDED BELOW.

                                                                     o  Download

Table

--------------------------------------------------------------------------------
Proposal 1:
That the Company issue approximately 43,125,565 Shares of Common Stock, constituting a 51% equity interest in the Company, to up to approximately 200 new, non-U.S. investors in return for $3.5 million, resulting in a change of ownership and a change of control in the Company
--------------------------------------------------------------------------------
VOTES                VOTES

FOR                 AGAINST             ABSTAINS

Proposal 2:
To ratify and approve the settlement with and the issuance of shares to the shareholders of VisionComm, Inc.
--------------------------------------------------------------------------------

                                                                     o  Download

Table

VOTES                VOTES

FOR                 AGAINST             ABSTAINS


Please sign your name exactly as it appears on your stock certificates, in the case of joint ownership, both owners must sign. If no indication is made, the consent will be counted as being in favor of the proposal.

Signature:

---------------------------------

Date:

---------------------------------

NOTE: This proxy, properly completed, dated and signed, should be returned immediately in the enclosed, postage-paid envelope to Chequemate International Inc.



Dates Referenced Herein and Documents Incorporated By Reference

      Referenced-On Page
      This PRER14A Filing                 Date First     Last      Other Filings
      \/
      2/3/06
      10/6/06
      12/19/08
      12/30/088-K/A, 8-K12G3
      3/12/1910QSB/A
      3/15/16
      3/31/14
      4/30/14
      5/10/124
      Filed On / Filed As Of5/14/1
      5/15/128
      6/6/124PRE 14A
      6/7/123
      12/31/19
      TopList All Filings

Alternative Formats: Rich Text / Word (.rtf), Text (.txt), EDGAR (.sgml), XML
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Copyright (c) (2001 Finnegan O'Malley & Company Inc.)*? All Rights Reserved.
www.secinfo.com - Mon, 14 May 2001 22:15:55 GMT - help@secinfo.com